Exhibit 99.1
Item 6. Selected Financial Data
     The following selected financial data for the five fiscal years ended October 3, 2008 were derived from the audited consolidated financial statements of Conexant and its subsidiaries. In August 2009, Conexant completed its sale of certain assets related to the Broadband Access (“BBA”) business. In August 2008, Conexant completed the sale of its Broadband Media Processing (“BMP”) business. The selected financial data for all periods have been restated to reflect the BMP and BBA businesses as a discontinued operation. In February 2004, Conexant completed its merger with GlobespanVirata, Inc. The results of GlobespanVirata, Inc. have been included in the consolidated results since February 28, 2004.
     The selected financial data should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes thereto appearing elsewhere in this report.

	Fiscal Year Ended
	2008	2007	2006	2005	2004
	(In thousands, except per share amounts)
Statement of Operations Data:
Net revenues	$331,504	$360,703	$485,571	$428,134	$518,190
Cost of goods sold(1)(2)	137,251	161,972	223,809	260,644	287,097
Gain on cancellation of supply agreement(3)	—	—	(17,500)	—	—

Gross margin	194,253	198,731	279,262	167,490	231,093
Operating expenses:
Research and development(2)	58,439	91,885	101,274	127,990	110,753
Selling, general and administrative(2)	77,905	80,893	89,863	85,169	101,545
Amortization of intangible assets	3,652	9,555	18,450	19,769	12,801
In-process research and development(4)	—	—	—	—	40,320
Asset impairments(5)	277	225,380	85	3,761	—
Special charges(6)	18,682	8,360	3,731	27,501	21,574

Total operating expenses	158,955	416,073	213,403	264,190	286,993

Operating income (loss)	35,298	(217,342)	65,859	(96,700)	(55,900)
Interest expense	27,804	36,953	32,567	28,123	25,140
Other (expense) income, net	(9,223)	36,505	(14,281)	106,080	(83,689)

(Loss) income from continuing operations before income taxes and gain (loss) on equity method investments	(1,729)	(217,790)	19,011	(18,743)	(164,729)
Provision for income taxes(7)	849	798	889	1,203	242,884

(Loss) income from continuing operations before gain (loss) on equity method investments	(2,578)	(218,588)	18,122	(19,946)	(407,613)
Gain (loss) on equity method investments	2,804	51,182	(8,164)	(10,642)	14,422

Income (loss) from continuing operations	226	(167,406)	9,958	(30,588)	(393,191)
Gain on sale of discontinued operations, net of tax(8)	6,268	—	—	—	—
Loss from discontinued operations, net of tax(8)	(306,670)	(235,056)	(132,549)	(145,402)	(151,458)

Net loss	$(300,176)	$(402,462)	$(122,591)	$(175,990)	$(544,649)

Income (loss) per share from continuing operations — basic	$—	$(3.42)	$0.21	$(0.65)	$(10.09)

Income (loss) per share from continuing operations — diluted	$—	$(3.42)	$0.20	$(0.65)	$(10.09)

Loss per share from discontinued operations — basic and diluted	$(6.21)	$(4.80)	$(2.77)	$(3.09)	$(3.89)

Net loss per share — basic and diluted	$(6.08)	$(8.22)	$(2.56)	$(3.74)	$(13.98)

Balance Sheet Data at Fiscal Year End:
Working capital(9)	$115,617	$318,360	$127,635	$125,856	$434,802
Total assets	446,403	985,969	1,573,625	1,581,524	1,880,522
Short-term debt	40,117	80,000	80,000	—	—
Current portion of long-term debt(10)	17,707	58,000	188,375	196,825	—
Long-term obligations(10)	430,034	523,422	601,189	599,007	780,708
Shareholders’ (deficit) equity	(136,734)	146,515	510,098	569,093	828,387

(1)	In fiscal 2005, in response to lower market prices and reduced end-customer demand for our products, we recorded $32.3 million of inventory charges to establish additional excess and obsolete inventory reserves and lower of cost or market inventory reserves.

(2)	We adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment,” on October 1, 2005. As a result, stock-based compensation expense included within cost of goods sold, research and development expense, and selling, general and administrative expense in fiscal 2008, 2007 and 2006 is based on the fair value of all stock options, stock awards and employee stock purchase plan shares. Stock-based compensation expense for earlier periods is based on the intrinsic value of acquired or exchanged unvested stock options in business combinations, which is in accordance with previous accounting standards. Non-cash employee stock-based compensation expense included in our consolidated statements of operations was as follows (in thousands):

	Fiscal Year Ended
	2008	2007	2006	2005	2004
Cost of goods sold	$370	$426	$382	$—	$—
Research and development	2,725	6,157	9,249	9,001	5,298
Selling, general and administrative	9,185	7,271	19,312	2,976	1,773
(3)	In fiscal 2006, Conexant and Jazz Semiconductor, Inc. (Jazz) terminated a wafer supply and services agreement. In lieu of credits towards future purchases of product from Jazz, we received additional shares of Jazz common stock and recorded a gain of $17.5 million.

(4)	In fiscal 2004, we recorded $40.3 million of in-process research and development expenses related to the merger with GlobespanVirata, Inc.

(5)	In fiscal 2007, we recorded $184.7 million of goodwill impairment charges, $30.3 million of intangible impairment charges and $6.1 million of property, plant and equipment impairment charges associated with our Embedded Wireless Network product lines.

(6)	Special charges include the following related to the settlement of legal matters and restructuring charges (in thousands):

	Fiscal Year Ended
	2008	2007	2006	2005	2004
Legal settlements	$—	$1,497	$—	$3,255	$3,000
Restructuring charges	11,539	7,227	3,641	18,707	6,275
(7)	In fiscal 2004, we recorded a $255.7 million charge to increase the valuation allowance for our deferred tax assets.

(8)	As a result of our decision to sell certain assets and liabilities of the BMP and BBA business units in fiscal 2008 and 2009 respectively, the results of the BMP and BBA business and the gain on sale of the BMP business are reported as discontinued operations for all periods presented.

(9)	Working capital is defined as current assets minus current liabilities.
Beginning in March 2006, we consider our available-for-sale portfolio as available for use in our current operations. Accordingly, from that date we have classified all marketable securities as short-term, even though the stated maturity dates may be more than one year beyond the current balance sheet date. Prior to March 2006, short-term marketable securities consisted of debt securities with remaining maturity dates of one year or less and equity securities of publicly-traded companies, and long-term marketable securities consisted of debt securities with remaining maturity dates of greater than one year. For periods prior to March 2006, long-term marketable securities are excluded from the calculation of working capital.
Beginning in March 2006, we reclassified the long-term portion of our restructuring accruals, principally consisting of future rental commitments under operating leases, from current liabilities to other long-term liabilities on our consolidated balance sheet. The long-term portion of restructuring accruals for all prior periods have been similarly reclassified. These reclassifications did not affect our total assets, total liabilities, total shareholders’ equity, results of operations or cash flows and did not have a material impact on current liabilities, long-term liabilities or the calculation of working capital for any period presented.

In November 2006, we issued $275.0 million aggregate principal amount of floating rate senior secured notes due November 2010. Proceeds from this issuance, net of fees, were approximately $268.1 million. We used the net proceeds of this offering, together with available cash, cash equivalents and marketable securities on hand, to retire our outstanding $456.5 million aggregate principal amount of convertible subordinated notes in February 2007. Because the net proceeds from this offering were used to repay at maturity a portion of the convertible subordinated notes due February 2007, $268.1 million of the $456.5 million convertible subordinated notes has been reclassified as long-term debt on our consolidated balance sheet as of September 29, 2006, in accordance with SFAS No. 6, “Classification of Short-Term Obligations Expected to Be Refinanced.”
(10)	As discussed in note (9) above, $268.1 million of the $456.5 million convertible subordinated notes due February 2007 were reclassified as long-term debt on our consolidated balance sheet as of September 29, 2006, in accordance with SFAS No. 6, “Classification of Short-Term Obligations Expected to Be Refinanced.”